As Filed with the Securities and Exchange Commission on January 6, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 6, 2016 (October 6, 2015)

MONSANTO COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
State of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard
St. Louis, Missouri    63167
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code:  (314) 694-1000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05    Costs Associated with Exit or Disposal Activities.

On October 7, 2015, Monsanto Company filed a Current Report on Form 8-K regarding actions it had committed to undertake to realign resources to increase productivity, enhance competitiveness by delivering cost improvements and support long-term growth (the “Restructuring Plan”). On January 5, 2016, the company committed to take additional actions related to the Restructuring Plan (the “Revised Restructuring Plan”). This Current Report on Form 8-K/A is being filed to reflect the Revised Restructuring Plan.

Ongoing and planned actions under the Revised Restructuring Plan include streamlining and reprioritizing some commercial, enabling, supply chain and research and development efforts, and included the exit of the sugarcane business. The Revised Restructuring Plan increases the number of employees expected to be separated from 2,600 to 3,600. The scope of the separations will vary from country to country and is expected to continue through fiscal year 2018 across the entire company and be approximately 16% percent of the company’s global workforce.

The Revised Restructuring Plan is expected to increase the estimated restructuring charge from the original range of approximately $850 million to $900 million to a range of approximately $1.1 billion to $1.2 billion, of which $493 million occurred in the fourth quarter of fiscal year 2015 and $318 million occurred in the first quarter of fiscal year 2016. The remainder of the restructuring charge is expected to occur in fiscal years 2016 through 2018. The Revised Restructuring Plan is expected to increase the amount of the restructuring charge related to: (i) severance and related benefits from the original range of $330-$350 million to $475-$510 million; (ii) site closures and contract termination costs from the original range of $145-$160 million to $175-$205 million; and (iii) asset impairments and write-offs related to property, plant and equipment, inventory and intangible assets from the original range of $375-$390 million to $450-$485 million. The Revised Restructuring Plan is expected to require aggregate cash expenditures of approximately $625 to $675 million (which includes cash expenditures related to asset impairments), of which $11 million occurred in the first quarter of fiscal year 2016. The Revised Restructuring Plan is expected to be substantially completed by the end of fiscal year 2018.

Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this Current Report on Form 8-K/A are “forward-looking statements,” such as statements concerning the company’s anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company’s actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company’s exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public understanding and acceptance of our biotechnology and other agricultural products; the success of the company’s research and development activities; the outcomes of major lawsuits and the previously-announced SEC investigation; developments related to foreign currencies and economies; pursuit of acquisitions or other transactions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company’s estimates related to distribution inventory levels; the recent increases in and expected higher levels of indebtedness; the company’s ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters, accidents, and security breaches, including cybersecurity incidents, on the agriculture business or the company’s facilities; and other risks and factors detailed in the company’s most recent periodic report to the SEC. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this Current Report on Form 8-K/A. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.

ITEM 2.06    Material Impairments.

The information set forth above in Item 2.05 is incorporated into this Item 2.06 by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 6, 2016

MONSANTO COMPANY

By: /s/ Christopher A. Martin
Name: Christopher A. Martin
Title: Assistant Secretary

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